Exhibit 10.2

JOINDER, LIMITED CONSENT, AND FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

THIS JOINDER, LIMITED CONSENT, AND FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated July 14, 2017, is made and entered into by and among IES HOLDINGS, INC., a Delaware corporation, on behalf of itself and each other Borrower and Guarantor (the “Administrative Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

RECITALS

A.    WHEREAS, Borrowers, Guarantors and Lender have entered into that certain Second Amended and Restated Credit and Security Agreement dated as of April 10, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B.    WHEREAS, IES Commercial, Inc. (“Buyer”) desires to enter into that certain Membership Interest Purchase Agreement attached hereto as Exhibit A (the “Purchase Agreement” dated on or about July 14, 2017, by and among Buyer, NEXT Electric, LLC a Wisconsin limited liability company (“NEXT”), and OwnersEdge, Inc., a Wisconsin corporation (“Seller”), whereby the Seller will sell and transfer 80% of the Stock of NEXT to Buyer (the “Acquisition”) in violation of Section 7.11 of the Credit Agreement which, in absence the effect of this Amendment, would be an Event of Default under Section 9.2(a) of the Credit Agreement.

C.    WHEREAS, Administrative Borrower has informed Lender that as part of the Acquisition, NEXT will make bridge loans, evidenced by promissory notes, to Michael R. LeMaster, Jeff Ritchie, Tony A. Bierman, Kevin Racziewicz, and Christopher J. Surges (each a “Bridge Loan”) in violation of Section 7.11 of the Credit Agreement, and, with respect to the Bridge Loan made to Christopher J. Surges, in violation of Sections 7.11 and 7.12 of the Credit Agreement which, in the absence of the effect of this Amendment, would be an Event of Default under Section 9.2(a) of the Credit Agreement.

D.    WHEREAS, Administrative Borrower has informed Lender of the existence of Surety Bonds from Travelers Casualty and Surety Company of America (the “Surety Bonds”), in violation of Section 7.18 of the Credit Agreement which, in the absence of the effect of this Amendment, would be an Event of Default under Section 9.2(a) of the Credit Agreement.

E.    WHEREAS, Administrative Borrower, on behalf of itself and each other Borrower and Guarantor, has requested that Lender (i) consent to the Acquisition, Bridge Loans, and Surety Bonds, (ii) join NEXT as a Borrower to the Credit Agreement, and (iii) amend certain provisions in the Credit Agreement as set forth herein.

F.    WHEREAS, Lender has agreed to (i) consent to the Acquisition, (ii) join NEXT as a Borrower to the Credit Agreement, and (iii) amend the Credit Agreement in connection with the consummation of the Acquisition on the terms and conditions as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound agree as follows:

ARTICLE I

AMENDMENT

Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended and supplemented as follows:

1.01    Amendment to Section 7.12. Section 7.12 of the Credit Agreement is hereby amended by (a) deleting the reference to “and” at the end of clause (d), (b) inserting a reference to “; and” at the end of clause (e), and (c) inserting new clause (f) as follows:

“(f)    so long as no Default or Event of Default has occurred and is continuing, IES Commercial may make additional capital contributions to NEXT in an aggregate amount not to exceed $750,000.”

1.02    Amendment to Schedule 1.1.

(a)    Schedule 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“IES Commercial” means IES Commercial, Inc., a Delaware corporation.

“NEXT” means NEXT Electric, LLC, a Wisconsin limited liability company.

“First Amendment Effective Date” means July 14, 2017.

(b)    Schedule 1.1 of the Credit Agreement is hereby amended by amending the definition of “Change of Control” by (a) replacing each reference to “eight percent” therein with a reference to “eighty percent”, (b) replacing the reference to “and” at the end of clause (d) with “,”, (c) replacing the reference to “.” at the end of clause (e) with “and”, and (d) inserting new clause (f) as follows:

“(f) IES Commercial or another Loan Party (subject to execution of a Pledged Interests Addendum pursuant to Section 6.12(h)(iii)) ceases to own eighty percent (80%) (or such greater amount that IES Commercial or another Loan Party may own from time to time following the Closing Date) of the membership interests of NEXT.”

(c)    The defined term “Permitted Investments” in Schedule 1.1 of the Credit Agreement is hereby amended by (i) inserting “and” at the end of clause (i) thereof and (ii) inserting new clause (j) therein to read as follows:

“(j)    Investments (subject to the limitations in Section 7.12(f)) by IES Commercial or another Loan Party consisting of eighty percent (80%) of the membership interests of NEXT, or such greater amount owned by IES Commercial or another Loan Party from time to time in NEXT (provided, that IES Commercial or another Loan Party shall deliver an updated Pledged Interest Addendum pursuant to Section 5.26(d) of Exhibit D for any additional interest held in NEXT following the First Amendment Effective Date).”

(d)    The defined term “Restricted Junior Payment” in Schedule 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Restricted Junior Payment” means (a) any declaration or payment of any dividend or the making of any other payment or distribution on account of Stock issued by any Loan Party (including any payment in connection with any merger or consolidation involving any Loan Party) or to the direct or indirect holders of Stock issued by any Loan Party in their capacity as such (other than dividends or distributions payable in Stock (other than Prohibited Preferred Stock) issued by any Loan Party), or (b) any purchase, redemption, or other acquisition or retirement for value (including in connection with any merger or consolidation involving any Loan Party) of any Stock issued by any Loan Party; provided so long as no Default or Event of Default exists or would result therefrom, (i) repurchases of Stock issued by Parent solely to satisfy federal income tax withholding obligations of employees with respect to stock-based compensation issued to them in accordance with applicable compensation plans shall not be deemed a Restricted Junior Payment so long as such repurchases are made in the ordinary course of business and in an aggregate amount not to exceed $1,500,000 in any fiscal year of Borrowers, (ii) Parent may repurchase Stock issued by Parent for an aggregate purchase price not to exceed $7,500,000, in the aggregate, on or before January 31, 2019 with respect to any vesting of performance based phantom stock units granted by Parent on October 2, 2015 and June 6, 2016, (iii) NEXT may make distributions of excess cash to the direct or indirect holders of Stock issued by NEXT and (iv) NEXT may make distributions to certain equity owners thereof with respect to an exercise of any such equity owner’s put rights pursuant to Section 10.3 of that certain Operating Agreement of NEXT Electric LLC dated as of July 14, 2017, among NEXT and the equity owners of NEXT as in effect as of such date.”

ARTICLE II

CONSENT AND JOINDER

2.01    Consent to the Acquisition. Subject to the terms and conditions set forth below, Lender hereby (a) consents to Buyer consummating the Acquisition pursuant to the terms of the Purchase Agreement, (b) consents to NEXT making the Bridge Loans, (c) consents to the Surety

Bonds, and (d) agrees that no Default or Event of Default shall have occurred or be deemed to have occurred under the Credit Agreement or any of the Loan Documents solely as a result of Acquisition consummated pursuant to the Purchase Agreement.

2.02    Consent to Joinder. Administrative Borrower, on behalf of itself and each other Borrower and Guarantor, and Lender consents to the joinder of NEXT to the Credit Agreement and all of the other Loan Documents, as more fully described below.

2.03    Joinder to the Credit Agreement and Loan Documents. Immediately following the consummation of the Acquisition, NEXT shall join in, assume, adopt, become a co-borrowers and a co-obligors and become jointly and severally liable with respect to all Obligations (irrespective of when such Obligations first arose) under the Credit Agreement and all of the other Loan Documents. Without limiting the foregoing, NEXT hereby (a) agrees to all of the terms and conditions contained in the Credit Agreement and the other Loan Documents with the same legal effect as if it was an original signatory thereto, (b) affirms all of the representations and warranties of the Borrowers and all of the covenants, each as set forth in the Credit Agreement, (c) grants to Lender a continuing general lien upon, and security interest in, all of the Collateral in which NEXT has rights as security for the Obligations as though it were an original signatory party to the Credit Agreement, and NEXT authorizes Lender to file UCC financing statements to evidence the same, which financing statements may identify the Collateral as “all assets” or “all personal property” or words of like import, and (d) promises to pay all Obligations in full when due in accordance with the Credit Agreement and the other Loan Documents. Further, NEXT agrees that the Obligations are performable in accordance with their terms, without setoff, defense, counter-claim or claims in recoupment. For the avoidance of doubt, each Administrative Borrower, on behalf of itself and each other Borrower and Guarantor, NEXT, and Lender acknowledge and agree that this Section 2.03 shall be deemed effective immediately upon the consummation of the Acquisition.

ARTICLE III

NO WAIVER

3.01    No Waiver. This Amendment is a limited consent and other than as set forth above in Articles I and II hereof, nothing contained in this Amendment shall be construed as an amendment of, consent to, or waiver by, Lender of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between any Loan Party and Lender, and the failure of Lender at any time or times hereafter to require strict performance by the Loan Parties of any provision thereof shall not waive, affect or diminish any right of Lender to thereafter demand strict compliance therewith. Lender hereby reserves all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument between any Loan Party and Lender.

ARTICLE IV

CONDITIONS PRECEDENT

4.01    Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction in full, in a manner satisfactory to Lender, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Effective Date”):

(a)    Lender shall have received the following documents or items, each in form and substance satisfactory to Lender and its legal counsel (unless such conditions are waived by Lender in its sole discretion):

(i)    a Pledged Interest Addendum duly executed by Buyer, together with the certificates representing the Pledged Interests for NEXT (if any) and such other items required pursuant to Section 5.26(d) of Exhibit D to the Credit Agreement;

(ii)    a Joinder to the Intercompany Subordination Agreement executed by NEXT;

(iii)    an Intercreditor Agreement with Travelers Casualty and Surety Company of America;

(iv)    an Information Certificate Supplement;

(v)    a Collateral Assignment of Purchase Agreement;

(vi)    updated certificates of insurance, reflecting the addition of NEXT and its location(s), with respect to (i) property and casualty and business interruption insurance policies, showing Lender as certificate holder and loss payee, with lender’s loss payable clause in favor of Lender, and (ii) liability and other third party policies, showing Lender as certificate holder and additional insured party (each in form and substance satisfactory to Lender);

(vii)    a certificate from the appropriate manager or officer of NEXT, Buyer, and Administrative Borrower (i) attesting to the resolutions of NEXT’s, Buyer’s, and Administrative Borrower’s Member authorizing its execution, delivery, and performance of this Amendment and the other Loan Documents to which Buyer or Administrative Borrower are a party, (ii) authorizing specific officers of NEXT, Buyer, and Administrative Borrower to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of NEXT, Buyer, and Administrative Borrower, (iv) representing and warranting that NEXT’s, Buyer’s, and Administrative Borrower’ s Governing Documents attached thereto are true, correct and complete as of the date thereof, and (v) attesting to a certificate of status with respect to NEXT, Buyer, and Administrative Borrower, dated within 10 days of the date hereof, such certificates to be issued by the appropriate officer of the jurisdiction of organization of Buyer and Administrative Borrower, which certificates shall indicate that Buyer and Administrative Borrower are in good standing in such jurisdiction;

(viii)    an amended copy of NEXT’s limited liability company agreement in form and substance satisfactory to Lender;

(ix)    a fully executed copy of the Purchase Agreement, including all amendments thereto, and all other requested agreements or documents in connection therewith, certified by an officer of Administrative Borrower as true, correct and complete;

(x)    fully executed copies of each of the bridge loan promissory notes to certain management employees;

(xi)    payoff letters or payoff statements for NEXT’s secured Indebtedness evidenced by the UCC-1 Financing Statements listed on Exhibit B to the Closing Checklist attached hereto as Exhibit B; and

(xii)    all other documents Lender may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby, including, without limitation, a legal opinion of Administrative Borrower’s counsel, and Borrowers shall have paid Lender, or made arrangements satisfactory to Lender to pay, all Lender Expenses incurred prior to or in connection with the preparation of this Amendment.

(b)    After giving effect to this Amendment, the representations and warranties made by each Loan Party contained herein and in the Credit Agreement, as amended hereby, and the other Loan Documents, shall be true and correct in all material respects as of the date hereof, as if those representations and warranties were made for the first time on such date.

(c)    After giving effect to this Amendment, each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents.

(d)    No Default or Event of Default shall exist under any of the Loan Documents (as amended hereby), and no Default or Event of Default will result under any of the Loan Documents from the execution, delivery or performance of this Amendment.

(e)    All corporate and other proceedings, and all documents instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to Lender and its counsel.

(f)    Lender shall have received final credit approval for the Credit Facility and the transactions described in this Amendment.

ARTICLE V

RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

5.01    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Administrative Borrower, on behalf of itself and each other Loan Party, hereby agrees that all liens and security interest securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the

Obligations. Administrative Borrower, on behalf of itself and each other Loan Party, and Lender agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02    Representations and Warranties. Administrative Borrower, on behalf of itself and each other Loan Party, hereby represents and warrants, jointly and severally, to Lender as of the date hereof as follows: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its Governing Documents or (ii) any applicable law; (c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental body or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, the Credit Agreement or any of the other Loan Documents executed and/or delivered in connection herewith by or against it, except for those consents, approvals or authorizations which (i) will have been duly obtained, made or compiled prior to the Effective Date and which are in full force and effect or (ii) the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change; (d) this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith have been duly executed and delivered by it; (e) this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (f) no Default or Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; (g) each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby; and (h) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of each such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and complete on and as of such earlier date).

ARTICLE VI

POST-CLOSING COVENANTS

6.01    General. The Borrowers covenant and agree to fulfill the obligations set forth on Exhibit C. The failure to have taken such actions or deliver such agreements shall not constitute a Default or an Event of Default or a breach of any representation and warranty until the date specified on Exhibit C (as such date may be extended as provided therein); provided that failure to have taken such action or make such required delivery by the date specified in Exhibit C shall be an immediate Event of Default.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.01    Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the other Loan Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely upon them.

7.02    Reference to Credit Agreement. Each of the Credit Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

7.03    Expenses of Lender. The Borrowers agree to pay on demand all reasonable costs and expenses incurred by Lender in connection with any and all amendments, modifications, and supplements to the other Loan Documents, including, without limitation, the reasonable costs and fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of Lender’s legal counsel.

7.04    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

7.05    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and each Loan Party and their respective successors and assigns, except that no Loan Party may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of Lender.

7.06    Counterparts. This Amendment may be executed in one or more counterparts (including by electronic ..pdf), each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

7.07    Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by any Loan Party shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

7.08    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

7.09    Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

7.10    Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS MODIFIED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS MODIFIED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AGREEMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWERS AND LENDER.

7.11    Release. ADMINISTRATIVE BORROWER, ON BEHALF OF ITSELF AND EACH LOAN PARTY, HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDER TO THE BORROWERS UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. ADMINISTRATIVE BORROWER, ON BEHALF OF ITSELF AND EACH LOAN PARTY, HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH ANY LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDER TO THE BORROWERS UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

7.12    Consent of Guarantors. The Administrative Borrower, on behalf of each Guarantor, hereby (a) consents to the transactions contemplated by this Amendment, including the Acquisition; and (b) agrees that the Credit Agreement and the other Loan Documents (as amended, restated, supplemented or otherwise modified from time to time) are and shall remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and Administrative Borrower, on behalf of the Guarantors, has acknowledged and agreed to same, it understands that the Lender has no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Administrative Borrower, on behalf of each Guarantor, acknowledges that its Guaranty is in full force and effect and ratifies the same, acknowledges that the undersigned has no defense, counterclaim, set-off or any other claim to diminish the undersigned’s liability under such documents, that the undersigned’s consent is not required to the effectiveness of the Credit Agreement and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Collateral, the Advances, the Credit Agreement or any of the other Loan Documents.

7.13    Schedules to the Credit Agreement. The Administrative Borrower, on behalf of each Borrower and each Guarantor, hereby acknowledges that Schedules A-1 (Collection Account), A-2 (Authorized Person), D-1 (Designated Account), P-1 (Permitted Investments), and P-2 (Permitted Liens) that were delivered in connection with the Closing that certain Credit Agreement dated as of August 9, 2012, by and among Lender, Administrative Borrower (f/k/a Integrated Electrical Services, Inc., a Delaware corporation), the other Borrowers from time to time party thereto, and the other Guarantors from time to time party thereto are still in effect as of the date hereof.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

ADMINISTRATIVE BORROWER:

IES HOLDINGS, INC.

By:	/s/ Tracy A. McLauchlin

Name:	Tracy A. McLauchlin
Title:	Senior Vice President, CFO & Treasurer

NEXT:

NEXT ELECTRIC, LLC

By:	/s/ Tracy A. McLauchlin

Name:	Tracy A. McLauchlin
Title:	Vice President & Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Howard I. Handman

Name:	Howard I. Handman
Title:	Authorized Signatory

Exhibit A

Purchase Agreement

Exhibit B

Checklist

Exhibit C

Post-Closing Obligations

1.	Within 30 days following the date hereof (or such later date as Lender may agree in its sole discretion), Administrative Borrower shall deliver to Lender updates, if such updates are necessary, to Schedule A-1, Schedule A-2, and Schedule D-1 to the Credit Agreement, in form and substance satisfactory to Lender.

2.	Within 30 days following the date hereof (or such later date as Lender may agree in its sole discretion), Administrative Borrower shall deliver to Lender a fully executed deposit account control agreement, in form and substance satisfactory to Lender, for NEXT’s Deposit Accounts at First Business Bank – Milwaukee.

3.	Within 30 days following the date hereof (or such later date as Lender may agree in its sole discretion), Administrative Borrower shall deliver to Lender replacement Exhibit A and Exhibit B, in form and substance satisfactory to Lender, to that certain Patent and Trademark Security Agreement dated as of August 9, 2012 (as may be amended, restated, supplemented, or otherwise modified from time to time), by and among IES Residential, Inc., a Delaware corporation, the other Borrowers and Guarantors from time to time party thereto in favor of Lender.

4.	Within 30 days following the date hereof (or such later date as Lender may agree in its sole discretion), Administrative Borrower shall deliver to Lender (a) a good standing certificate or similar certificate of status issued by the Secretary of State of Wisconsin evidencing that NEXT is qualified to business and in good standing in the State of Wisconsin, and (b) the Articles of Organization of NEXT certified by the Secretary of State of Wisconsin.

5.	Within 180 days following the date hereof (or such later date as Lender may agree in its sole discretion), Administrative Borrower shall deliver to Lender evidence, in form and substance satisfactory to Lender, that NEXT’s Deposit Accounts at First Business Bank – Milwaukee have been transferred to Wells Fargo Bank, National Association or one of its affiliates.